Exhibit 99.1

NEWS RELEASE For release at 4:00 p.m. EDT, 7/21/11 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax: (715) 424-3414 Email: pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Announces Second Quarter, 2011 Results

WISCONSIN RAPIDS, WI — July 21,  2011 — Renaissance Learning, Inc. (Nasdaq: RLRN), a leading provider of technology-based school improvement and student assessment programs for K12 schools, today announced financial results for the quarter ended June 30, 2011. Revenues for the second quarter of 2011 were $35.7 million, an increase of 15.0% from second quarter 2010 revenues of $31.0 million. Net income was $5.3 million, or $0.18 per share, 23.4 % higher than second quarter 2010 net income of $4.3 million, or $0.15 per share.

Revenues for the six-month period ended June 30, 2011 were $69.2 million, up 9.4% from revenues of $63.3 million for the first half of 2010.  Net income was $10.8 million for the first six months of 2011, up 7.1% from the prior year’s net income of $10.1 million.  Earnings per share for the six months ending June 30, 2011 were $0.37 compared to $0.34 for the same period in 2010.   Net income in 2010 included a tax benefit resulting from a tax audit settlement of $1.1 million, or $0.04 per share. Excluding the tax benefit in last year’s results, year over year net income per share for the six month period increased by $0.07.

“We are pleased to have achieved continued growth and solid financial results for the second quarter, especially considering the challenging funding environment,” commented Glenn R. James, Chief Executive Officer.  “Orders for the quarter were 18% higher than the prior year, offsetting a similar percentage decline in the first quarter and reflecting the continued seasonal shift of orders to Q2 and Q3.

“The strong order performance was highlighted by a solid start to the launch of the STAR Enterprise product line,” continued James.  “Orders also were boosted by a large NEO order and by a number of customers renewing their subscriptions early.

“Despite the strength of our second quarter orders, we remain cautious in the near term as states are continuing to cut or delay education funding, and the third quarter is our largest order period,” added James.  “However, in spite of the school budget challenges, we believe we are well positioned strategically and financially to achieve solid growth over the longer term.”

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Renaissance Learning added approximately 600 new customer schools during the quarter, and total schools worldwide that are actively using the Company’s products number approximately 70,000.  Of these, approximately 36,000 are actively using at least one product running on the Renaissance Place platform.

The Company expanded the presentation of revenue on its financial statements to make it clearer what portion of both the product and service revenue is generated from subscriptions and other time-based items.  Prior period results have been expanded to conform to the new presentation.

The Company will hold a conference call at 5:00 p.m. EDT today to discuss its financial results, quarterly highlights, and business outlook. The teleconference may be accessed in listen-only mode by dialing 877-869-3847 at 5:00 p.m. EDT. Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on July 21, 2011 at 8:00 p.m. through July 28, 2011 at 11:59 p.m. The replay dial-in is 877-660-6853. The conference account number to access the replay is 350 and replay ID number is 375568.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of technology-based school improvement and student assessment programs for K12 schools.  Adopted by approximately 70,000 schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products and school improvement programs help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products and programs accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations regarding future growth and the impact of funding issues on Company results.  These forward-looking statements are based on current expectations and current assumptions which management believes are reasonable.  However, these statements involve risks and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include the failure of orders to achieve expected growth targets, a decline in quiz sales that exceeds forecasts, risks associated with the implementation of the Company’s growth initiatives, dependence on educational institutions and government funding, and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2010 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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RENAISSANCE LEARNING™, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollar amounts in thousands, except per share amounts)

(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010

Product revenue:
Subscription	$ 14,828	$ 12,094	$ 29,345	$ 23,528
Non-subscription	10,147	9,420	18,190	19,825
Total product revenue	24,975	21,514	47,535	43,353

Service revenue:
Subscription	6,911	5,698	13,647	11,248
Non-subscription	3,830	3,835	8,065	8,669
Total service revenue	10,741	9,533	21,712	19,917

Total revenue	35,716	31,047	69,247	63,270

Cost of sales:
Products	4,858	3,700	8,173	7,197
Services	3,131	2,948	6,570	6,440

Total cost of sales	7,989	6,648	14,743	13,637

Gross profit	27,727	24,399	54,504	49,633

Operating expenses:
Product development	4,257	4,197	8,476	8,296
Selling and marketing	10,975	10,158	21,204	20,504
General and administrative	4,029	3,112	7,555	6,513

Total operating expenses	19,261	17,467	37,235	35,313

Operating income	8,466	6,932	17,269	14,320

Other income, net	30	22	17	261

Income before income taxes	8,496	6,954	17,286	14,581

Income taxes	3,186	2,650	6,482	4,494

Net income	$ 5,310	$ 4,304	$ 10,804	$ 10,087

Income per share:
Basic and Diluted	$ 0.18	$ 0.15	$ 0.37	$ 0.34

Weighted average shares outstanding:
Basic	29,326,158	29,309,059	29,309,400	29,299,214
Diluted	29,326,353	29,309,732	29,309,600	29,299,854

RENAISSANCE LEARNING™, INC.

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands)

(unaudited)

	June 30,	December 31,
	2011	2010

ASSETS:
Current assets:
Cash and cash equivalents	$ 6,702	$ 9,845
Investment securities	2,607	6,630
Accounts receivable, net	17,942	7,873
Inventories	3,434	5,042
Prepaid expenses	1,560	1,668
Income taxes receivable	-	327
Deferred tax asset	4,073	2,615
Other current assets	630	711
Total current assets	36,948	34,711

Investment securities	2,731	3,661
Property, plant and equipment, net	6,382	6,720
Goodwill	2,868	2,854
Other non-current assets	8,120	5,843

Total assets	$ 57,049	$ 53,789

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$ 3,108	$ 2,874
Deferred revenue	54,323	64,791
Payroll and employee benefits	7,258	5,609
Income taxes payable	432	-
Other current liabilities	3,195	2,340
Total current liabilities	68,316	75,614

Deferred revenue	9,963	7,051
Deferred compensation and other employee benefits	2,731	2,538
Income taxes payable	3,427	3,426
Other non-current liabilities	772	213
Total liabilities	85,209	88,842

Total shareholders' equity	(28,160)	(35,053)

Total liabilities and shareholders' equity	$ 57,049	$ 53,789